UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2013

 Artfest International, Inc.
(Exact Name of registrant as specified in charter)

Nevada	000-49676	30- 0177020
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Artfest Expo Center
1322  Roundtable Drive,
Dallas, TX 75247
(Address of Principal Executive Offices, Including Zip Code)

(214) 418-6940
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 15, 2013 (the “Dismissal Date”), Artfest International Inc. (the “Company”) dismissed Eugene M. Egeberg CPA, as its registered public accounting firm.  Eugene M. Egeberg CPA is no longer registered with the PCAOB. The Company’s Board of Directors approved of the dismissal on February 15, 2013. There were no disputes or disagreements between Egeberg and the Company during the previous two fiscal years. The reports of Egeberg on the Company’s financial statements for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle, except to indicate that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the years ended December 31, 2010 and 2009, and through the Dismissal Date, the Company has not had any disagreements with Egeberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Egeberg’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years. Egeberg does claim that there are fees owed for auditing services.

During the years ended December 31, 2010 and 2009, and through the Dismissal Date, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The Company provided Egeberg with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested Egeberg refused to furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements made by the Company in response to Item 304(a) of Regulation S-K and, if it does not agree, the respects in which it does not agree. Egeberg refused to provide a letter based on the allegation that there are outstanding fees owed by the Issuer.

New independent registered public accounting firm

On February 15, 2013, the Company engaged D. Brooks and Associates CPA’s, PA (“Brooks”), as its new independent registered public accounting firm, to audit the Company’s financial statements. The decision to engage Brooks was approved by the Company’s Board of Directors at a Board meeting called for such purpose.

During the Company’s two most recent fiscal years and through the date of the engagement of Brooks, neither the Company nor anyone acting on its behalf consulted with Brooks regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Prior to the engagement of Brooks, Brooks did not provide the Company with any written or oral advice that Brooks concluded was an important factor considered by the Company in reaching any decision as to any accounting, auditing or financial reporting issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artfest International, Inc.

Date: February 15, 2013	By: /s/ Edward Vakser
Edward Vakser,
Chief Executive Officer